[O'MELVENY & MYERS LETTERHEAD]






                            April
                            21st
                            1 9 9 7






                                                      253,682-025
                                                    NB1-305590.V1

Talbert Medical Management
Holdings Corporation
3540 Howard Way
Costa Mesa, California 92626-1417

          Re:  Registration on Form S-8 of Talbert Medical
               Management Holdings Corporation (the "Company")

Ladies and Gentlemen:

          In connection with the preparation of the Form S-8 Registration Statement (the "Registration Statement") to be submitted by the Company to the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 140,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares"), interests in the Plans, and additional rights to acquire Shares (together with the Shares and interests in the Plans, the "Securities"), to be issued pursuant to The FHP International Corporation 401(k) Savings Plan and The FHP International Corporation PAYSOP (together, formerly known as the FHP International Corporation Employee Stock Ownership Plan and referred to herein as the "Plans"), you have requested our opinion as to whether the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plans and relevant agreements duly authorized by and in accordance with the terms of the Plans, the Securities will be validly issued, fully paid and nonassessable.

          We have examined (i) the proceedings heretofore taken and to be taken in connection with the authorization of the Plans and the Securities to be issued pursuant to and in accordance with the Plans, (ii) the documents constituting the Plans, as amended, and (iii) such other matters of fact and law as we have deemed relevant.

          Based on the foregoing, it is our opinion that the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plans and relevant agreements duly authorized by and in accordance with the terms of the Plans, the Securities will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,


                              /S/ O'Melveny & Myers
                              O'MELVENY & MYERS LLP